H.T.E., INC. QUALIFIED ESPP FORM S-8

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 1997
                                                      REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 --------------
                                  H.T.E., INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

      FLORIDA                                               59-2133858
----------------------------------                  ---------------------------
(State or other jurisdiction of                            (IRS Employer
incorporation or organization)                        Identification Number)

                           1000 BUSINESS CENTER DRIVE
                            LAKE MARY, FLORIDA 32746
              ----------------------------------------------------
                    (Address of Principal Executive Offices)

                 H.T.E., INC. 1997 EMPLOYEE STOCK PURCHASE PLAN
                    ----------------------------------------
                            (Full title of the Plans)
                             -----------------------

                                DENNIS J. HARWARD
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  H.T.E., INC.
                           1000 BUSINESS CENTER DRIVE
                            LAKE MARY, FLORIDA 32746
               --------------------------------------------------
                     (Name and address of agent for service)

                                 (407) 304-3235
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)
                                    Copy to:

                            Randolph H. Fields, Esq.
                            Greenberg Traurig Hoffman
                          Lipoff Rosen & Quentel, P.A.
                       111 North Orange Avenue, Suite 2050
                             Orlando, Florida 32801
                                 (407) 420-1000

                               -------------------

                         CALCULATION OF REGISTRATION FEE

============================ ===================== ===================== ====================== =====================
                                                     Proposed maximum          Proposed
    Title of securities          Amount to be         offering price       maximum aggregate         Amount of
     to be registered             registered          per share (1)       offering price (1)      registration fee
---------------------------- --------------------- --------------------- ---------------------- ---------------------
Common stock,                      200,000
   $.01 par value........           shares                $13.31              $2,662,000              $806.59
============================ ===================== ===================== ====================== =====================

(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of the average of the high and low sale price of the Common Stock as of the close of business on August 18, 1997.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1997; and

         (b) the description of the Registrant's Common Stock, and the financial statements (including the notes relating hereto), filed as a part of the Registrant's Registration Statement, as amended, on Form S-1 under the Securities Act of 1933 (Registration No. 333-22637).

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Amended and Restated Articles of Incorporation provide that the Registrant may indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. The Registrant has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

   EXHIBIT                       DESCRIPTION
   NUMBER                        -----------
   -------
     4.1        1997 Employee Stock Purchase Plan

     5.1        Opinion of Greenberg, Traurig, Hoffman,
                Lipoff, Rosen & Quentel, P.A.

    23.1        Consent of Greenberg, Traurig, Hoffman,
                Lipoff, Rosen & Quentel, P.A. (contained in its opinion filed as Exhibit 5.1 hereto).

    23.2        Consent of Arthur Andersen L.L.P.

    24.1        Power of Attorney is included in the
                Signatures section of this Registration
                Statement.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, State of Florida on August 22, 1997.

                            H.T.E.

                            By:/s/ Dennis J. Harward
                            ------------------------------------
                            Dennis J. Harward
                            Chairman of the Board, President and Chief Executive
                              Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dennis J. Harward his true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                    TITLE                          DATE
                ---------                                    -----                          ----
/s/ Dennis J. Harward                      Chairman of the Board, President, Chief    August 22, 1997
----------------------------------------   Executive Officer and Director
            Dennis J. Harward              (principal executive officer)

/s/ Jack L. Harward                        Executive Vice President and Director      August 22, 1997
----------------------------------------
             Jack L. Harward

/s/ L. A. Gornto, Jr.                      Executive Vice President and Chief         August 22, 1997
----------------------------------------   Financial Officer (principal financial
            L. A. Gornto, Jr.              officer)

/s/ Susan D. Falotico                      Vice President, Controller, Chief          August 22, 1997
----------------------------------------   Accounting Officer (chief accounting
            Susan D. Falotico              officer)

/s/ Bernard B. Markey                      Director                                   August 22, 1997
----------------------------------------
            Bernard B. Markey

/s/ Peter R. Roberts                       Director                                   August 22, 1997
----------------------------------------
            Peter R. Roberts

                                  EXHIBIT INDEX

                                                                    SEQUENTIALLY
   EXHIBIT                       DESCRIPTION                          NUMBERED
   NUMBER                        -----------                            PAGE
   -------                                                          ------------
     4.1        1997 Employee Stock Purchase Plan

     5.1        Opinion of Greenberg, Traurig, Hoffman,
                Lipoff, Rosen & Quentel, P.A.

    23.2        Consent of Arthur Andersen L.L.P.